UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/29/2010

Strategic Storage Trust, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-146959

MD	32-0211624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

111 Corporate Drive, Suite 120, Ladera Ranch, California 92694
(Address of principal executive offices, including zip code)

(877) 327-3485
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

On November 2, 2010, Strategic Storage Trust, Inc. (the "Registrant") issued a press release regarding the closing of the acquisition described below in Item 8.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein is deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 8.01.    Other Events

Acquisition of the Las Vegas III Property

    As reported earlier, on September 15, 2010, Strategic Storage Trust, Inc. (the "Registrant"), through a wholly-owned subsidiary of the Registrant's operating partnership, entered into a purchase and sale agreement with an unaffiliated third party for the acquisition of a self storage facility located in Las Vegas, Nevada (the "Las Vegas III property"). On October 29, 2010, the Registrant closed on the purchase of the Las Vegas III property.

    The Registrant purchased the Las Vegas III property for a purchase price of $4.275 million, plus closing costs and acquisition fees. The Registrant paid its advisor, Strategic Storage Advisor, LLC, a total of $106,875 in acquisition fees in connection with the acquisition of this property. The Registrant funded this acquisition using net proceeds from its initial public offering and debt proceeds from a group of loans previously obtained from The Prudential Insurance Company of America that are secured by a first priority mortgage or deed of trust on eleven of the properties in the Registrant's existing portfolio.

    The Las Vegas III property is an approximately 700-unit self storage facility that sits on approximately 3.2 acres and contains approximately 94,000 rentable square feet of self storage space. The Las Vegas III Property is located at 3155 W. Ann Road, Las Vegas, Nevada. It was constructed in 2005.

    The Registrant purchased the property through a judicial foreclosure proceeding. The Registrant has been advised by local counsel that, although the court ordered that the original property owner (the "borrower") would have no right of redemption, pursuant to Nevada law, the borrower may still have the right to elect to redeem the property during a one-year period following the date the property is sold at foreclosure. Should the borrower elect to redeem the property prior to October 26, 2011, which is one year following the foreclosure sale, the Registrant may be obligated to return the property to the borrower, provided certain other conditions are met. Although the borrower may have a right to redeem, the Registrant believes that it is highly unlikely that this will occur.

    The Registrant's portfolio now includes 39 wholly-owned properties in 15 states.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

99.1         Press Release Announcing the Acquisition of the Las Vegas III Property

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Storage Trust, Inc.

Date: November 02, 2010	By:	/s/ Michael S. McClure
Michael S. McClure
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Exhibit 99.1